Exhibit 10.33

Amendment to the TFC Officer Group Term Replacement Plan
Reference is hereby made to the undersigned’s Officer Group Term Replacement Plan (the “Plan”), dated on or about December 13, 2005. The parties agree that the Plan is hereby amended as set forth below. All other sections of the Plan shall continue in full force and effect except as expressly amended hereby.
1.Article 1 (General Definitions), definitions of “Change in Control,” “Disability,” and “Terminated for Cause” are hereby amended and superseded in their entirety as follows:
1.1 “Change in Control” is defined by reference to the definition used in the Tompkins Financial Corporation 2019 Equity Plan, as amended, restated, or otherwise replaced by a successor plan which contains a definition of Change in Control.
1.3 “Disability” is defined by reference to the definition used in the Insured’s Amended and Restated Supplemental Executive Retirement Agreement (dated on or about November 9, 2016), as the same as further amended, restated, or otherwise replaced by a successor plan which contains a definition of Disability.
1.13 “Terminated for Cause” means that the Company has terminated the Participant’s employment for Cause, as defined by reference to the definition used in the Insured’s Amended and Restated Supplemental Executive Retirement Agreement (dated on or about November 9, 2016), as the same as further amended, restated, or otherwise replaced by a successor plan which contains a definition of Cause.
2.Article 2 (Participation) - Section 2.5 (Retirement), is hereby amended and restated in its entirety as follows.
2.5 Retirement. So long as Participant retires on or following the earliest age set forth on the vesting schedule attached hereto as Exhibit C, then upon such retirement of the Participant, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate, or otherwise abrogate the Participant’s interest in the Policy, provided, however that at all time the Policy shall be subject to the claims of the Company’s creditors. The Participant’s interest in the Policy shall be subject to the vesting schedule attached hereto as Exhibit C.

3.Exhibit D – Section entitled “BENEFICIARIES,” is hereby amended and restated in its entirety as follows:

BENEFICIARIES.
The following provisions are expressly subject to Articles 2 (Participation) and 3 (Policy Ownership/Interests) of the Plan, which Plan shall control over any contrary or conflicting provisions in this section:
1.    Upon the death of the Insured during employment with Tompkins Financial Corporation, the beneficiary designated by the Insured, or his/her transferee, shall be the beneficiary of:

(i)	Four (4) times the Participant’s Base Annual Salary, less all sums as are payable by reason of any Other Group Term coverage on the life of the Participant.

If the Bank has not acquired and maintained a policy or policies of life insurance providing death benefits to the Bank sufficient to pay the benefits otherwise provided under subsection (i), as applicable, the benefit otherwise payable under subsection (i), as applicable, shall be reduced to the level of the death benefits payable under the policy or policies the Bank acquired and maintained as of the Executive’s date of death which is in excess of the booked asset of such policy or policies as reflected in the financial statements of the Bank as of the Executive’s date of death.

Notwithstanding the above, but subject to Articles 2 (Participation) and 3 (Policy Ownership/Interests) of the Plan, the minimum benefit payable under this Section 1 shall be $1,502,583, less all sums as are payable by reason of any Other Group Term coverage on the life of the Participant.

2.    Subject to Articles 2 (Participation) and 3 (Policy Ownership/Interests) of the Plan, upon the death of the Insured after retirement from Tompkins Financial Corporation, the beneficiary designated by the Insured, or his/her transferee, shall be the beneficiary of:

(ii)	The amount of death benefit based on the Vesting Schedule attached hereto as Exhibit C, less all sums as are payable by reason of any Other Group Term coverage on the life of the Participant.

If the Bank has not acquired and maintained a policy or policies of life insurance providing death benefits to the Bank sufficient to pay the benefits otherwise provided under subsection (ii), as applicable, the benefit otherwise payable under subsection (ii), as applicable, shall be reduced to the level of the death benefits payable under the policy or policies the Bank acquired and maintained as of the Executive’s date of death which is in excess of the booked asset of such policy or policies as reflected in the financial statements of the Bank as of the Executive’s date of death.
Notwithstanding the above, If the Insured’s retirement occurs on or after the attainment of age 62, the minimum benefit payable under this Section 2 shall be $1,502,583, less all sums as are payable by reason of any Other Group Term coverage on the life of the Participant.

3.
The beneficiary of any remaining death benefits payable under the policy or policies the Bank acquired and maintained as of the Executive’s date of death shall be Tompkins Financial Corporation (the “Company”).

IN WITNESS WHEREOF, the parties have executed this Amendment as of the last date written below:
TOMPKINS FINANCIAL CORPORATION    PARTICIPANT
(f/k/a Tompkins Trustco, Inc.)

By: /S/ Bonita N. Lindberg         /S/ David S. Boyce
Name/Title: Bonita N. Lindberg,                Name: David S. Boyce    , as Participant
SVP, Director of HR                Date: February 28, 2020
Date: February 28, 2020